                     PO Box 211230, Eagan, MN 55121-9984

IMMEDIATE ACTION NEEDED BELOW

          Bluerock Total Income+ Real Estate Fund

Dear Shareholder:

We are writing to ask you to call us in connection with your investment in the Bluerock Total Income+ Real Estate Fund and the Special Meetings of Shareholders to be held on September 3, 2025.
Please call
1-877-698-3718
Please call our proxy solicitor, Sodali Fund Solutions, at your earliest convenience.
Hours of Operation:
Monday – Friday from 10:00 a.m. to 11:00 p.m. ET
Saturday from 12:00 p.m. to 5:00 p.m. ET
Please have your reference number(s) below ready and a representative will assist you in casting your vote.
REFERENCE NUMBER(S):

To receive a free copy of the Proxy Statement, please call the fund’s solicitor toll free at 1-877-698-3718 or go to https://proxyvotinginfo.com/p/bluerock.
The Proxy Statement contains important information about the proposals affecting your fund and therefore you are advised to read it.